EXHIBIT 99.1
Shell Los Angeles Refinery
and Other Associated Assets
Combined Financial Statements
December 31, 2006

Shell Los Angeles Refinery and Other Associated Assets
Index
December 31, 2006

Page
Report of Independent Auditors	1

Combined Financial Statements

Combined Balance Sheet	2

Combined Statement of Income and Owner’s Net Investment	3

Combined Statement of Cash Flows	4

Notes to Combined Financial Statements	5-9

PricewaterhouseCoopers LLP
1201 Louisiana
Suite 2900
Houston TX 77002-5678
Telephone (713) 356 4000
Facsimile (713) 356 4717
Report of Independent Auditors
To the Members of Equilon Enterprises LLC
In our opinion, the accompanying combined balance sheet and the related combined statements of income and owner’s net investment and cash flows of the Shell Los Angeles Refinery and other associated assets collectively (“the Business”) present fairly, in all material respects, the financial position of the Business at December 31, 2006, and the results of its operations and its cash flows for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Equilon Enterprises LLC management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
As described in Notes 1 and 5 to the financial statements, the Business has significant transactions and relationships with affiliated entitles.

May 10, 2007
Houston, Texas

Shell Los Angeles Refinery and Other Associated Assets
Combined Balance Sheet
December 31, 2006
(dollars in thousands)

Assets
Current assets
Trade accounts receivable	$9,515
Inventories	51,728
Prepaid expenses and other current assets	899

Total current assets	62,142

Property, plant and equipment
At cost	1,305,283
Less: Accumulated depreciation and amortization	(327,995)

Net property, plant and equipment	977,288

Intangible assets	—
Other noncurrent assets	12,034

Total assets	$1,051,464

Liabilities and Owner’s Net Investment
Current liabilities
Trade accounts payable	$51,341
Other payables and accruals	30,575

Total current liabilities	81,916
Asset retirement obligation	2,716
Environmental liabilities	46,472
Other provisions and noncurrent liabilities	7,138
Deferred income taxes	239,654

Total liabilities	377,896
Owner’s net investment	673,568

Total liabilities and owner’s net investment	$1,051,464

The accompanying notes are an integral part of these combined financial statements.

Shell Los Angeles Refinery and Other Associated Assets
Combined Statement of Income and Owner’s Net Investment
Year Ended December 31, 2006

(dollars in thousands)
Revenue
Operating revenue	$2,884,133

Operating costs and expenses
Total cost of sales	2,096,078
Direct operating expenses	509,099
Depreciation and amortization	81,806

Total operating costs and expenses	2,686,983

Income from operations	197,150
Income before income taxes	197,150
Income tax expense	79,349

Net income after income taxes	$117,801

Deemed distribution to parent company	$(1,071)
Owner’s net investment
Beginning of period	$556,838
Ending of period	$673,568
The accompanying notes are an integral part of these combined financial statements.

Shell Los Angeles Refinery and Other Associated Assets
Combined Statement of Cash Flows
Year Ended December 31, 2006
(dollars in thousands)

Cash flows from operating activities
Net income	$117,801
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation, amortization and accretion	83,418
Increase in accounts receivable	(2,907)
Increase inventory	(500)
Increase in other assets	(3,058)
Accounts payable and accrued liabilities	23,321
Deferred income tax	17,571
Provisions and noncurrent liabilities	(88,165)

Net cash provided by operating activities	147,481

Cash flows from investing activities
Acquisition of fixed assets	(146,410)

Net cash used in investing activities	(146,410)

Cash flows from financing activities
Deemed distribution to parent company	(1,071)

Net cash used in financing activities	(1,071)

Net cash provided (used) during year	—

Cash and cash equivalents
Beginning cash	—

Ending cash	$—

The accompanying notes are an integral part of these combined financial statements.

Shell Los Angeles Refinery and Other Associated Assets
Notes to Combined Financial Statements
December 31, 2006
1.	Organization and Basis of Presentation

The accompanying combined financial statements present, in conformity with accounting principles generally accepted in the United States of America, the assets, liabilities, revenues and expenses of the historical operations of the Shell Los Angeles Refinery, including the Wilmington Terminal and 278 retail sites, (“the Business”) owned by Equilon Enterprises LLC, dba Shell Oil Products US (“SOPUS”). Throughout the period covered by the financial statements, SOPUS owned and managed the Business.

The Business’ main operations consist of a crude oil refinery with a maximum production capacity of approximately 100,000 barrels per day, an oil products terminal located in Wilmington, CA, and 278 retail sites in Southern California. The Business’ operational assets include several conversion units, storage facilities and intra-refinery pipelines. Its primary markets served are Southern California and Arizona.

The accompanying combined financial statements are presented on a carve-out basis to include the historical operations of the Business owned by SOPUS. In this context, a direct relationship existed between the carve-out operations and the sole owner, SOPUS. SOPUS’ net investment in the Business (owner’s net investment) is shown in lieu of stockholder’s equity in the combined financial statements. Owners net investment represents the balance resulting from transactions between the Business and SOPUS.

Throughout the period covered by the combined financial statements, SOPUS has provided cash management services to the Business through a centralized treasury function. As a result, all charges and cost allocations for the Business were deemed to have been paid by the Business to SOPUS, in cash, during the period in which the cost was recorded in the combined financial statements.

All of the allocations and estimates in the financial statements were based on assumptions that SOPUS’ management believes were reasonable under the circumstances. These allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if the Business had been operated as a separate entity.

2.	Significant Accounting Policies

Use of Estimates

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires SOPUS’ management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosures of contingent assets and liabilities. Although SOPUS’ management believes these estimates are reasonable, actual results could differ from these estimates.

Revenues associated with the sale of crude oil, refined products, retail gasoline and all other sales are recorded at the time title passes to the customer.

Property and Equipment

Property, plant and equipment are carried at cost, less any impairment charges. Costs subject to depreciation are net of expected salvage values and deprecation is calculated on a straight-line basis over the estimated useful lives. The useful lives of productive assets are principally 20 years.

Shell Los Angeles Refinery and Other Associated Assets
Notes to Combined Financial Statements
December 31, 2006
Acquisitions and expenditures for renewals and betterments, including major refinery maintenance, are capitalized while maintenance and repairs are expensed as incurred. Costs related to capital projects are accumulated as “Construction in Progress” until the project is completed. Upon completion such costs are reclassified to property, plant and equipment. Depreciation commences when the assets are placed in service.
Asset Retirement Obligations
The Business records liabilities equal to the fair value of asset retirement obligations and corresponding additional costs in accordance with relevant accounting standards. The obligations included are those for which there Is a legal obligation as a result of existing or enacted law, statutes, or contracts.
Inventories
Inventories of crude oil and refined projects are valued at the lower of cost or market, reported on a LIFO basis. The year-end inventory values were below their current cost by approximately $107.6 million at the end of 2006.
Environmental and Other Accrued Liabilities
The Business accrues for environmental remediation and other liabilities when it is probable that such liabilities exist, based on past events or known conditions, and the amount of such liability can be reasonably estimated. If the Business can only estimate a range of probable liabilities, the minimum future undiscounted expenditure necessary to satisfy the Business’ future obligation is accrued.
In 2006, an agreement was reached to settle environmental obligations associated with the certain retail sites of the Business for $92 million. Based on the agreement, SOPUS received a full release of all related environmental obligations and an indemnity from any further legal or regulatory action.
Concentration of Credit and Other Risks
A significant portion of the Business’ receivables are from two unrelated customers who collectively represent 47% of the accounts receivable balance as of December 31,2006.
Income Taxes
The Business has not historically accrued income tax expense as the Business was included as part of Shell Petroleum Inc.’s consolidated income tax return, which owns SOPUS. In accordance with the provisions of the Internal Revenue Code, the Business does not file a separate U.S. federal income return. Income tax provision represents tax expense that would be incurred if the Business filed a separate stand alone tax return.
Comprehensive Income
SFAS No. 130, Reporting Comprehensive Income, requires disclosure of all changes in equity during a period except those resulting from investments by and distributions to the Business’ shareholders. There is no difference between the Business’ net income and comprehensive income for all periods presented.
New Accounting Standards
Recent accounting pronouncements that became effective during 2006 or are scheduled to become effective in 2007 and beyond, which could have or are expected to have a significant effect on the Business’ financial position, results of operations or cash flows are described in the following.

Shell Los Angeles Refinery and Other Associated Assets
Notes to Combined Financial Statements
December 31, 2006
FASB Interpretation No. 48, “Accounting for Uncertainty In Income Taxes - an Interpretation of FASB Statement 109”-
In July 2006 the FASB issued FIN 48, which is effective for financial years beginning after December 15, 2006. FIN 48 clarifies the accounting and recognition for certain tax benefits. The Business will adopt FIN 48 effective January 1, 2007, and does not expect a significant impact on the Business’ combined financial statements, however additional disclosures will be required.
3.	Taxes

Income taxes incurred by the business were as follows:

(dollars in thousands)

Federal and other Income taxes
Current
U.S. federal	$53,061
State	8,717

61,778

Deferred
U.S. federal	15,092
State	2,479

17,571

$79,349

Deferred income taxes are provided for the temporary differences between the tax basis of the Business’ assets and liabilities and the amounts reported in the financial statements. Significant components of deferred tax liabilities and assets as of December 31, 2006, are as follows:
(dollars in thousands)

Deferred tax liabilities
Property, plant and equipment	$(250,115)

Total deferred tax liabilities	(250,115)

Deferred tax assets
Environmental	8,008
Other	2,453

Total deferred tax assets	10,461

Total net deferred tax liabilities	$(239,654)

Total income tax expenses for 2006 was equivalent to an effective tax rate of 40.25% on earnings before income taxes of $197.2 million.

Shell Los Angeles Refinery and Other Associated Assets
Notes to Combined Financial Statements
December 31, 2006
Reconciliation to the expected tax at the United States statutory rate (35%) is as follows:

(dollars in thousands)
Expected tax at U.S. statutory rate	$69,003
State tax	11,196
Domestic manufacturing deductions	(1,593)
Other	743

$79,349

4.	Property, Plant and Equipment

Property, plant and equipment consisted of the following at December 31, 2006:

(dollars in thousands)
Land	$99,159
Building and equipment	1,089,361
Construction work-in-progress	98,808
Precious metals	5,943
Other	12,012

1,305,283

Accumulated depreciation	(327,995)

Net property, plant and equipment	$977,288

5.	Related Party Transactions

The Business has entered into purchase and sale transactions with SOPUS including its affiliates. Such transactions are In the ordinary course of business.

The aggregate amounts of such transactions for the year ended December 31, 2006, consisted of purchases of crude oil from Shell Oil Products US totaling approximately $2 billion and sales of refined products to Shell Oil Products US totaling approximately $1.2 billion. All related party transactions are settled with SOPUS through owners net investment. See Note 1.

Certain of the Business’ personnel participate in the Alliance Pension Plan (a defined benefit plan) and the Alliance Savings Plan (a defined contribution plan). Also, certain of those personnel participate in Shell sponsored benefit plans that provide pensions and other postretirement benefits. A portion of these plans are unfunded, and the costs are shared by SOPUS and its employees, The Business’ allocated expense related to these plans was approximately $4.5 million for the year ended December 31, 2006.

Allocated charges for certain operating activities performed by Shell Oil Products and its affiliates are allocated as an expense to the Business. Charges related to these costs amounted to $51 million during the year ended December 31, 2006 and are reflected as a component of direct operating expenses. See Note 1.

6.	Commitments and Contingencies

The Business leases certain real property, equipment and operating facilities under various operating leases. The Business also incur costs associated with leased land, rights-of-way, permits and regulatory fees, the contracts for which generally extend beyond one year but can be cancelled at any time should they not be required for operations. Future noncancellable commitments related to these items at December 31, 2006, were not significant.

Shell Los Angeles Refinery and Other Associated Assets
Notes to Combined Financial Statements
December 31,2006
Total lease expense Incurred for the year ended December 31, 2006, was approximately $27.4 million. The leased assets were purchased subsequent to December 31, 2006.

The Business is subject to possible loss contingencies including actions or claims based on environmental laws, federal regulations, and other matters.

The Business may be obligated to take remedial action as a result of the enactment of laws or the issuance of new regulations or to correct for the effects of the Business’ actions on the environment. The Business accrued an amount of approximately $37.3 million at December 31, 2006. for planned environmental remediation activities. In SOPUS management’s opinion, this is appropriate based on existing facts and circumstances.

7.	Subsequent Events

SOPUS entered into certain agreements to sell the Business to Tesoro Corporation on January 29, 2007. The transaction is expected to close on May 10, 2007.